EXHIBIT 10.1

                                 PROMISSORY NOTE

$1,100,000.00                                          Effective March 18, 1997



         For value received, the undersigned, BIG ENTERTAINMENT, INC., a Florida corporation ("Borrower"), promises to pay to the order of MITCHELL RUBENSTEIN and LAURIE S. SILVERS (collectively, "Lender"), the principal sum of One Million, One Hundred Thousand and 00/100 Dollars ($1,100,000.00), or such portion thereof as is advanced pursuant to the terms hereof, in lawful money of the United States of America, together with interest accruing thereon from the date hereof at the rates hereinafter provided, calculated on the daily outstanding principal balances from time to time based on a 360-day year.

         All payments shall be paid to Lender in immediately available funds by wire transfer to the account as Lender may designate in writing from time to time.

         This Note shall bear interest ("Applicable Interest Rate") at a variable rate per annum equal to the JP Morgan Prime Rate as published from time to time in THE WALL STREET JOURNAL ("JP Morgan Prime Rate"). The Applicable Interest Rate will change each time and as of the date that the JP Morgan Prime Rate changes. In the event that the JP Morgan Prime Rate is discontinued, Lender shall substitute an index determined by Lender to be comparable, in its sole discretion.

         Payments of accrued interest on the principal balance outstanding from time to time on this Note shall commence on the 18th day of April, 1997, and on the same day of each month thereafter. The outstanding principal balance of this Note, and all accrued but unpaid interest thereon, shall be payable on demand.

         So long as no default exists under this Note, (a) Borrower shall have the right to prepay the unpaid principal evidenced by this Note in whole or in part without premium or penalty but with accrued interest to the date of such prepayment on any amount prepaid, and (b) Borrower may borrow, repay and, with the consent of Lender in its sole discretion, reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note. Lender's records of the amounts borrowed from time to time shall be conclusive proof thereof.

         All payments received hereunder shall be applied first to the payment of any expenses or charges payable hereunder, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

         Notwithstanding any provision of this Note to the contrary, the parties intend that no provision of this Note be interpreted, construed, applied or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the State of Florida (or federal law, in the event federal law preempts Florida law or is otherwise applicable), with respect to this transaction ("Maximum Permitted Rate"). If the rate of interest charged by Lender under the provisions of this Note exceeds the Maximum Permitted Rate, then Lender and any holders of this Note, and Borrower and any


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endorsers and guarantors, do hereby agree that the provisions of this Note automatically shall be deemed reformed NUNC PRO TUNC so as to require payment only of interest at the Maximum Permitted Rate; and if interest payments in excess of such Maximum Permitted Rate have been received, the amount of such excess shall be deemed credited NUNC PRO TUNC in reduction of the then-outstanding principal amount of this obligation, together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under the usury laws of the State of Florida, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be "spread" in the manner provided by Section 687.03(3), Florida Statutes, or any similar successor law.

         Any payment not made when due shall constitute a default. If default be made in the payment of any installment under this Note, the entire principal sum and accrued interest shall become due and payable without notice at the option of the Lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Upon such default, the unpaid principal balance of this Note, and accrued and unpaid interest, if any, shall bear interest at 18% from the date of default under the default is corrected. Lender's failure to exercise this right with respect to any default shall not constitute a waiver of this right as to any subsequent default. All parties liable for the payment of this Note agree to pay the Lender hereof reasonable attorneys' fees for the services and expenses of counsel employed after default to collect this Note (including any appeals relating to such enforcement proceedings), whether or not suit be brought.

         The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

         Borrower and all sureties, endorsers and guarantors of this Note hereby: (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any of its rights; (b) agree to any addition or release of any party or person primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute any suit, or to exhaust his, their or its remedies against Borrower or any other person or party to become liable hereunder in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to any of the foregoing; (e) agree to the right to set off against any deposits, funds or monies owing; and (f) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release of Lender of any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note.

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         BORROWER KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ANY RIGHT
BORROWER HAS TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE. BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

         As used herein, the words "Borrower" and "Lender" shall be deemed to include Borrower and Lender as defined herein and their respective heirs, personal representatives, successors and assigns.

                                   BIG ENTERTAINMENT, INC.
                                   a Florida corporation

                                   By:/S/ MITCHELL RUBENSTEIN
                                      --------------------------------
                                      Name:  Mitchell Rubenstein
                                      Title:  Chief Executive Officer

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